                                                                   EXHIBIT 99.2


                         CONSENT SOLICITATION STATEMENT

                            KIMCO REALTY CORPORATION

      SOLICITATION OF CONSENTS TO AMEND CERTAIN PROVISIONS OF THE INDENTURE
                         GOVERNING THE FOLLOWING NOTES:


                                                                                           Outstanding Principal
                      Notes                                    CUSIP Number                       Amount
---------------------------------------------------            -----------                  --------------------
6.930% Medium-Term Notes due 2006..................             49446QAL5                   $        30,000,000
Floating Rate Medium-Term Notes due 2006...........             49446QAZ4                   $       100,000,000
7.460% Medium-Term Notes due 2007..................             49446QAF8                   $        30,000,000
6.960% Medium-Term Notes due 2007..................             49446QAH4                   $        20,000,000
7.860% Medium-Term Notes due 2007..................             49446QAT8                   $        50,000,000
7.900% Medium-Term Notes due 2007..................             49446QAQ4                   $        50,000,000
6.700% Medium-Term Notes due 2007..................             49446QAD3                   $        10,000,000
3.950% Medium-Term Notes due 2008..................             49446QAX9                   $       100,000,000
7.560% Medium-Term Notes due 2009..................             49446QAG6                   $        20,000,000
7.060% Medium-Term Notes due 2009..................             49446QAJ0                   $        30,000,000
4.620% Medium-Term Notes due 2010..................             49446QAW1                   $        50,000,000
5.304% Medium-Term Notes due 2011..................             49446QBE0                   $       100,000,000
4.820% Medium-Term Notes due 2011..................             49446QBA8                   $       100,000,000
5.980% Medium-Term Notes due 2012..................             49446QAV3                   $        17,000,000
5.190% Medium-Term Notes due 2013..................             49446QAY7                   $       100,000,000
4.820% Medium-Term Notes due 2014..................             49446QBC4                   $       200,000,000
4.904% Medium-Term Notes due 2015..................             49446QBB6                   $       100,000,000
5.584% Medium-Term Notes due 2015..................             49446QBD2                   $       150,000,000
5.783% Medium-Term Notes due 2016..................             49446QBF7                   $       300,000,000
4.961% Senior Notes due 2007.......................             49446RAF6                   $        35,000,000
6.875% Senior Notes due 2009.......................             49446RAE9                   $       130,000,000
6.00% Senior Notes due 2012........................             49446RAG4                   $       200,000,000
                                                                                            -------------------
                                                                                            $     1,922,000,000
                                                                                            ===================


         Kimco Realty Corporation (the "Company," "we" or "us") is soliciting consents (the "Solicitation") of registered holders ("Registered Holders") of all series of the notes listed above (collectively, the "Notes") to the adoption of certain amendments (the "Proposed Amendments") to the Indenture, dated as of September 1, 1993, as amended and supplemented by the First Supplemental Indenture, dated as of August 4, 1994, and by the Second Supplemental Indenture, dated as of April 7, 1995 (as so amended and supplemented, the "Indenture"), between us and The Bank of New York (successor by merger to IBJ Schroder Bank & Trust Company), as trustee (the "Trustee"). The Notes vote collectively as a single class for purposes of the adoption of the Proposed Amendments.

         If we receive the Requisite Consents (as defined below) at or prior to the Expiration Date (as defined below) and the other conditions set forth herein are satisfied or waived, (i) we will adopt the Proposed Amendments, (ii) we will enter into a supplemental indenture (the "Third Supplemental Indenture") to amend the Indenture and (iii) a consent fee (the "Consent Fee") of $1.25 per $1,000 principal amount of the Notes will be paid to the consenting Registered Holders of the Notes as described herein. The purpose of the Solicitation is discussed in more detail below. If the Requisite Consents have been received at or prior to the Expiration Date (and have not been revoked) and the other conditions set forth herein are satisfied or waived, we will pay to each Registered Holder of Notes as of the close of business on May 15, 2006 (the "Record Date") who has delivered (and has not revoked) a valid Consent (as defined below) with respect to such Notes, for each $1,000 principal amount of Notes, an amount equal to the Consent Fee. IF ADOPTED, THE PROPOSED AMENDMENTS WILL BE BINDING ON ALL REGISTERED HOLDERS, INCLUDING THOSE THAT DO NOT TIMELY CONSENT TO THE PROPOSED AMENDMENTS. HOWEVER, ONLY THOSE REGISTERED HOLDERS THAT TIMELY CONSENT (AND DO NOT REVOKE SUCH CONSENT) PRIOR TO THE EXPIRATION DATE WILL BE ELIGIBLE TO RECEIVE THE CONSENT FEE.

--------------------------------------------------------------------------------
THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MAY 31, 2006 UNLESS EXTENDED (SUCH DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER.
--------------------------------------------------------------------------------


         Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Consent Solicitation Statement, should be directed to the Information and Tabulation Agent at the address or telephone numbers set forth on the back cover of this Consent Solicitation Statement. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent at the address or telephone numbers set forth on the back cover of this Consent Solicitation Statement.

                     The Solicitation Agent for the consent
                                solicitation is:

                               UBS Investment Bank

           This Consent Solicitation Statement is dated May 16, 2006.

         Only Registered Holders as of the Record Date will be entitled to consent to the Proposed Amendments. Registered Holders may consent by executing and delivering prior to the Expiration Date, a properly completed Letter of Consent (a "Consent") in accordance with the instructions described in this Consent Solicitation Statement and the Consent. For purposes of book entry Notes, only The Depository Trust Company ("DTC") participant listed on the official DTC position listing as of the Record Date will be entitled to execute the Consent as the Registered Holder thereof, pursuant to the DTC omnibus proxy for participants entitled to consent as of the Record Date (the "DTC Omnibus Proxy").

         Your consent is important regardless of the size of your holdings because the consents of Registered Holders of at least a majority in aggregate principal amount of all of the outstanding Notes voting together as one class (the "Requisite Consents") are needed to approve the Proposed Amendments. If, on the Expiration Date, the Requisite Consents have been received for Notes, and not revoked, we will execute the Third Supplemental Indenture with the Trustee, which will implement the adoption of the Proposed Amendments. Failure to complete and return a Consent will have the effect of a vote against the Proposed Amendments. If we do not receive the Requisite Consents, we will not execute the Third Supplemental Indenture and the Proposed Amendments do not become operative.

         All properly completed, executed and dated Consents must be received by Global Bondholder Services Corporation, as the Information and Tabulation Agent (the "Information and Tabulation Agent"), prior to 5:00 p.m., New York City time, on the Expiration Date. We may extend the Expiration Date in our sole discretion.

         IF WE RECEIVE THE REQUISITE CONSENTS AND WE ENTER INTO THE THIRD SUPPLEMENTAL INDENTURE TO AMEND THE INDENTURE, REGISTERED HOLDERS WHO DID NOT DELIVER A PROPERLY COMPLETED CONSENT TO THE INFORMATION AND TABULATION AGENT, OR WHO REVOKED THEIR CONSENT, ON OR PRIOR TO THE EXPIRATION DATE, WILL STILL BE BOUND BY THE PROPOSED AMENDMENTS.

         A Consent, return envelope and related materials are enclosed with this Consent Solicitation Statement. Deliveries of Consents should be made only to the Information and Tabulation Agent, at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement. Facsimiles of Consents must be followed by physical delivery. Consents should not be delivered to us, the Solicitation Agent or the Trustee. DO NOT, FOR ANY REASON, DELIVER YOUR NOTES TO US, THE TRUSTEE, THE INFORMATION AND TABULATION AGENT OR THE SOLICITATION AGENT.

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
IMPORTANT INFORMATION.......................................................................     1
         CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS AND RISK FACTORS........     1
 SUMMARY....................................................................................     3
THE NOTES AND THE COMPANY...................................................................     6
 PURPOSE OF THE CONSENT SOLICITATION........................................................     9
 THE CONSENT SOLICITATION...................................................................    11
         GENERAL TERMS OF THE SOLICITATION..................................................    11
         CONSENT FEE........................................................................    12
         REQUISITE CONSENT..................................................................    12
         PROCEDURE FOR CONSENTING...........................................................    12
         CONSENT PROCEDURES FOR HOLDERS WHOSE NOTES ARE NOT HELD IN THEIR NAME..............    12
         CONSENT PROCEDURES FOR PURCHASERS OF NOTES AFTER THE RECORD DATE...................    13
         EXPIRATION DATE, EXTENSIONS, TERMINATION AND AMENDMENT.............................    13
         CONDITIONS OF THE SOLICITATION.....................................................    14
         REVOCATION OF CONSENTS.............................................................    14
         EXPENSES OF SOLICITATION...........................................................    15
 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....................................    16
 WHERE YOU CAN FIND ADDITIONAL INFORMATION..................................................    17
 DOCUMENTS INCORPORATED BY REFERENCE........................................................    18
 EXHIBIT A..................................................................................   A-l
 EXHIBIT B..................................................................................   B-1


                              IMPORTANT INFORMATION

         The Solicitation is being made upon the terms and subject to the conditions contained in this Consent Solicitation Statement. The Record Date for purposes of this Solicitation is the close of business on May 15, 2006. However, we may, in our sole discretion, establish a new date that, when chosen, will be deemed to be the "Record Date" for purposes of this Solicitation. Only Registered Holders on the Record Date and their duly designated proxies will be entitled to consent to the Proposed Amendments. For purposes of book entry Notes, only the DTC participant listed on the official DTC position listing as of the Record Date will be entitled to execute the Consents as the Registered Holder thereof, pursuant to the DTC Omnibus Proxy. Capitalized terms used in this Consent Solicitation Statement and not otherwise defined have the meanings given to such terms in the Indenture. When we refer to this "Consent Solicitation Statement" we are referring not only to this Consent Solicitation Statement, but also to the exhibits and other documents that we refer to in, and incorporate by reference into, this document.

         In making your decision, you should rely only on the information contained in this Consent Solicitation Statement. We have not authorized anyone to provide you with any different or supplemental information. If you receive any such information, you should not rely on it. You should not assume that the information in this Consent Solicitation Statement is accurate as of any date other than the date on the cover page or that information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that the information contained in it is correct as of any time subsequent to the date on the cover page or that there has been no change in the information contained in, or incorporated by reference into, this Consent Solicitation Statement. By delivering your Consent, you represent that you are consenting to the Proposed Amendments solely based on the information contained in, or incorporated by reference into, this Consent Solicitation Statement and your own examination of us and the terms of the Proposed Amendments.

         THE CONTENTS OF THIS CONSENT SOLICITATION STATEMENT SHOULD NOT BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. YOU SHOULD CONSULT YOUR OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO THOSE MATTERS. THIS CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF CONSENTS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE THIS SOLICITATION. PERSONS WHO RECEIVE THIS CONSENT SOLICITATION STATEMENT MUST INFORM THEMSELVES ABOUT AND OBSERVE ANY APPLICABLE RESTRICTIONS ON THE DISTRIBUTION AND SOLICITATION OF CONSENTS.

         None of us, the Trustee, the Information and Tabulation Agent or the Solicitation Agent makes any recommendation as to whether Registered Holders should consent to the Proposed Amendments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS AND RISK FACTORS

         This Consent Solicitation Statement, including the documents that we incorporate by reference, contains certain historical and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) changes in general economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) financing risks, such as the inability to obtain equity or debt financing on favorable terms,

(iv) changes in governmental laws and regulations (including changes to laws governing the taxation of real estate investment trusts ("REITs")), (v) the level and volatility of interest rates, (vi) the availability of suitable acquisition opportunities and (vii) increases in operating costs. The forward-looking statements included in this Consent Solicitation Statement are made only as of the date of this Consent Solicitation Statement and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. Accordingly, there is no assurance that our expectations will be realized.

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SOME INFORMATION ABOUT US AND THIS CONSENT SOLICITATION STATEMENT. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS CONSENT SOLICITATION STATEMENT IN ITS ENTIRETY TOGETHER WITH THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES FOUND IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING THOSE LISTED UNDER THE HEADING "DOCUMENTS INCORPORATED BY REFERENCE." YOU SHOULD ASSUME THAT THE INFORMATION IN THIS CONSENT SOLICITATION STATEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS CONSENT SOLICITATION STATEMENT, OR, IN THE CASE OF DOCUMENTS WE PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE, AS OF THE DATE OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES. IN THIS CONSENT SOLICITATION STATEMENT, UNLESS SPECIFICALLY NOTED OTHERWISE, "WE," "US" AND "OUR," OR THE "COMPANY" REFER TO KIMCO REALTY CORPORATION, INC. AND ITS SUBSIDIARIES.

ABOUT OUR COMPANY

         We began operations through a predecessor in 1966, and today are one of the nation's largest publicly-traded owners and operators of neighborhood and community shopping centers (measured by gross leasable area, which we refer to as "GLA").

         As of April 21, 2006, we owned interests in 1,117 properties, totaling approximately 143.2 million square feet of GLA located in 45 states, Canada, Mexico and Puerto Rico. Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and our telephone number is (516) 869-9000.

PURPOSE OF THE CONSENT SOLICITATION

         The purpose of this consent solicitation is to amend two debt covenants contained in the Indenture that restrict our ability to incur and secure debt. We believe these amendments will (i) enhance our financial flexibility, (ii) enable us to more efficiently access debt capital, (iii) align our debt covenants with debt covenants that many other investment grade REITs have had in place over the past ten years and (iv) enable us to more effectively engage in our general corporate activities, which may include the acquisition of neighborhood and community shopping centers, as suitable opportunities arise, the expansion and improvement of certain properties in our portfolio, the repayment or refinancing of indebtedness outstanding at that time, and other investments.

         Through this consent solicitation, we are seeking to change our total debt and secured debt covenants from covenants based on the amount of our Undepreciated Real Estate Assets to covenants based on the amount of our Total Assets. We believe these revised covenants reflect the terms of debt instruments issued by many other investment grade REITs in the past, and appropriately allow us to add the other assets we hold on our balance sheet to our asset value definition. Notably, we are not seeking to employ asset valuation definitions and covenants related thereto that use market-based (capitalization rate derived) real estate asset values. Instead, our debt covenants will be based upon the undepreciated book values of our real estate assets plus the book value of our other assets.

         See "Purpose of the Consent Solicitation" for a description of the Proposed Amendments.

         Concurrently with this consent solicitation, Kimco North Trust III, a wholly-owned entity of the Company, is soliciting consents of holders of C$150 million 4.45% Canadian Dollar Denominated Notes (the "CAD Notes") issued by Kimco North Trust III and guaranteed by us in an effort to give effect to the adoption of the same proposed amendments under the CAD Notes. The consent holders of a majority of the CAD Notes issued by Kimco North Trust III will be conditional on the satisfaction of the conditions required for the adoption of the Proposed Amendments, including the Company receiving the Requisite Consents and entering into the Third Supplemental Indenture to amend the Indenture.

CONSENT FEE

         Cash payments of $1.25 will be paid to each Registered Holder of Notes as of the Record Date for each $1,000 principal amount of Notes for which a Consent has been accepted, payable upon satisfaction of the General Conditions (as defined below), and promptly following the execution of the Third Supplemental Indenture. See "The Consent Solicitation-Consent Fee." In the event that this Solicitation is withdrawn or otherwise not completed, including as a result of the failure to meet the General Conditions, the Consent Fee will not be paid or payable.

REQUISITE CONSENTS

         The adoption of the Proposed Amendments requires the consent of Registered Holders of at least a majority in aggregate principal amount of the Notes voting together as one class. Registered Holders who wish to deliver a valid Consent must consent to all of the Proposed Amendments.

PROCEDURE FOR CONSENTING

         To consent to the Proposed Amendments, you must deliver a properly completed and executed Consent, a form of which is enclosed with this Consent Solicitation Statement, to the Information and Tabulation Agent on or prior to the Expiration Date in accordance with the instructions contained in this Consent Solicitation Statement and in the Consent.

         DO NOT, FOR ANY REASON, DELIVER YOUR NOTES TO US, THE TRUSTEE, THE INFORMATION AND TABULATION AGENT OR THE SOLICITATION AGENT AND DO NOT DELIVER THE CONSENT TO ANY PERSON OTHER THAN THE INFORMATION AND TABULATION AGENT.

EXPIRATION DATE

         The Expiration Date is 5:00 p.m., New York City time, on Wednesday, May 31, 2006, unless extended.

CONDITIONS OF THE SOLICITATION

         The Proposed Amendments will not become operative (and therefore the Third Supplemental Indenture will not become operative) unless all conditions to the Solicitation described in this Consent Solicitation Statement under "The Consent Solicitation-Conditions of the Solicitation" are satisfied or waived.

REVOCATION OF CONSENTS

         A Registered Holder may revoke its Consent if the Information and Tabulation Agent receives written notice of revocation prior to the Expiration Date. Once a Consent has been revoked, the Registered Holder may redeliver their Consent on or prior to the Expiration Date by following the procedures described in this Consent Solicitation Statement under "The Consent Solicitation-Procedure for Consenting." Any Registered Holder who revokes a Consent will not receive the Consent Fee, unless such Consent is redelivered prior to the Expiration Date.

ADDITIONAL INFORMATION

         Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Consent Solicitation Statement, should be directed to the Information and Tabulation Agent. Questions concerning the terms of the consent solicitation should be directed to the Solicitation Agent. See the back cover of this Consent Solicitation Statement for contact information.

                            THE NOTES AND THE COMPANY

         The Notes are rated Baa1 by Moody's Investors Services, Inc. and A- by Standard & Poor's Ratings Services.

THE NOTES

         The 6.930% Medium-Term Notes due 2006 (CUSIP No. 49446QAL5) bear interest at a rate of 6.930% per annum and will mature on July 20, 2006 (unless earlier redeemed by us). The aggregate principal amount of the 6.930% Medium-Term Notes due 2006 is $30,000,000.

         The Floating Rate Medium-Term Notes due 2006 (CUSIP No. 49446QAZ4) bear interest at a rate of three-month LIBOR plus 20 basis points per annum and will mature on August 1, 2006 (unless earlier redeemed by us). The aggregate principal amount of the Floating Rate Medium-Term Notes due 2006 is $100,000,000.

         The 7.460% Medium-Term Notes due 2007 (CUSIP No. 49446QAF8) bear interest at a rate of 7.460% per annum and will mature on May 20, 2007 (unless earlier redeemed by us). The aggregate principal amount of the 7.460% Medium-Term Notes due 2007 is $30,000,000.

         The 6.960% Medium-Term Notes due 2007 (CUSIP No. 49446QAH4) bear interest at a rate of 6.960% per annum and will mature on July 16, 2007 (unless earlier redeemed by us). The aggregate principal amount of the 6.960% Medium-Term Notes due 2007 is $20,000,000.

         The 7.860% Medium-Term Notes due 2007 (CUSIP No. 49446QAT8) bear interest at a rate of 7.860% per annum and will mature on November 1, 2007 (unless earlier redeemed by us). The aggregate principal amount of the 7.860% Medium-Term Notes due 2007 is $50,000,000.

         The 7.900% Medium-Term Notes due 2007 (CUSIP No. 49446QAQ4) bear interest at a rate of 7.900% per annum and will mature on December 7, 2007 (unless earlier redeemed by us). The aggregate principal amount of the 7.900% Medium-Term Notes due 2007 is $50,000,000.

         The 6.700% Medium-Term Notes due 2007 (CUSIP No. 49446QAD3) bear interest at a rate of 6.700% per annum and will mature on December 14, 2007 (unless earlier redeemed by us). The aggregate principal amount of the 6.700% Medium-Term Notes due 2007 is $10,000,000.

         The 3.950% Medium-Term Notes due 2008 (CUSIP No. 49446QAX9) bear interest at a rate of 3.950% per annum and will mature on August 5, 2008 (unless earlier redeemed by us). The aggregate principal amount of the 3.950% Medium-Term Notes due 2008 is $100,000,000.

         The 7.560% Medium-Term Notes due 2009 (CUSIP No. 49446QAG6) bear interest at a rate of 7.560% per annum and will mature on May 27, 2009 (unless earlier redeemed by us). The aggregate principal amount of the 7.560% Medium-Term Notes due 2009 is $20,000,000.

         The 7.060% Medium-Term Notes due 2009 (CUSIP No. 49446QAJ0) bear interest at a rate of 7.060% per annum and will mature on July 14, 2009 (unless earlier redeemed by us). The aggregate principal amount of the 7.060% Medium-Term Notes due 2009 is $30,000,000.

         The 4.620% Medium-Term Notes due 2010 (CUSIP No. 49446QAW1) bear interest at a rate of 4.620% per annum and will mature on May 6, 2010 (unless earlier redeemed by us). The aggregate principal amount of the 4.620% Medium-Term Notes due 2010 is $50,000,000.

         The 5.304% Medium-Term Notes due 2011 (CUSIP No. 49446QBE0) bear interest at a rate of 5.304% per annum and will mature on February 22, 2011 (unless earlier redeemed by us). The aggregate principal amount of the 5.304% Medium-Term Notes due 2011 is $100,000,000.

         The 4.820% Medium-Term Notes due 2011 (CUSIP No. 49446QBA8) bear interest at a rate of 4.820% per annum and will mature on August 15, 2011 (unless earlier redeemed by us). The aggregate principal amount of the 4.820% Medium-Term Notes due 2011 is $100,000,000.

         The 5.980% Medium-Term Notes due 2012 (CUSIP No. 49446QAV3) bear interest at a rate of 5.980% per annum and will mature on July 30, 2012 (unless earlier redeemed by us). The aggregate principal amount of the 5.980% Medium-Term Notes due 2012 is $17,000,000.

         The 5.190% Medium-Term Notes due 2013 (CUSIP No. 49446QAY7) bear interest at a rate of 5.190% per annum and will mature on October 1, 2013 (unless earlier redeemed by us). The aggregate principal amount of the 5.190% Medium-Term Notes due 2013 is $100,000,000.

         The 4.820% Medium-Term Notes due 2014 (CUSIP No. 49446QBC4) bear interest at a rate of 4.820% per annum and will mature on June 1, 2014 (unless earlier redeemed by us). The aggregate principal amount of the 4.820% Medium-Term Notes due 2014 is $200,000,000.

         The 4.904% Medium-Term Notes due 2015 (CUSIP No. 49446QBB6) bear interest at a rate of 4.904% per annum and will mature on February 18, 2015 (unless earlier redeemed by us). The aggregate principal amount of the 4.904% Medium-Term Notes due 2015 is $100,000,000.

         The 5.584% Medium-Term Notes due 2015 (CUSIP No. 49446QBD2) bear interest at a rate of 5.584% per annum and will mature on November 23, 2015 (unless earlier redeemed by us). The aggregate principal amount of the 5.584% Medium-Term Notes due 2015 is $150,000,000.

         The 5.783% Medium-Term Notes due 2016 (CUSIP No. 49446QBF7) bear interest at a rate of 5.783% per annum and will mature on March 15, 2016 (unless earlier redeemed by us). The aggregate principal amount of the 5.783% Medium-Term Notes due 2016 is $300,000,000.

         The 4.961% Senior Notes due 2007 (CUSIP No. 49446RAF6) bear interest at a rate of 4.961% per annum and will mature on November 30, 2007 (unless earlier redeemed by us). The aggregate principal amount of the 4.961% Senior Notes due 2007 is $35,000,000.

         The 6.875% Senior Notes due 2009 (CUSIP No. 49446RAE9) bear interest at a rate of 6.875% per annum and will mature on February 10, 2009 (unless earlier redeemed by us). The aggregate principal amount of the 6.875% Senior Notes due 2009 is $130,000,000.

         The 6.00% Senior Notes due 2012 (CUSIP No. 49446RAG4) bear interest at a rate of 6.00% per annum and will mature on November 30, 2012 (unless earlier redeemed by us). The aggregate principal amount of the 6.00% Senior Notes due 2012 is $200,000,000.

THE COMPANY

         We began operations through a predecessor in 1966, and today are one of the nation's largest publicly-traded owners and operators of neighborhood and community shopping centers (measured by GLA).

         As of April 21, 2006, we owned interests in 1,117 properties, totaling approximately 143.2 million square feet of GLA located in 45 states, Canada, Mexico and Puerto Rico.

         Our ownership interests in real estate consist of our consolidated portfolio and in portfolios in which we own an economic interest, such as Kimco Income REIT, the RioCan Venture, Kimco Retail Opportunity Portfolio and other properties or portfolios where we also retain management. We believe our portfolio of neighborhood and community shopping center properties is the largest (measured by GLA) currently held by any publicly-traded REIT.

         We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). We are self-administered and self-managed through present management, which has owned and managed neighborhood and community shopping centers for more than 35 years. We have not engaged, nor do we expect to retain, any external advisors in connection with the operation of our properties. Our executive officers are engaged in the day-to-day management and operation of our real estate exclusively, and we administer nearly all operating functions for our properties, including leasing, legal, construction, data processing, maintenance, finance and accounting. Our executive offices are located at 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 and our telephone number is (516) 869-9000.

         In order to maintain our qualification as a REIT for federal income tax purposes, we are required to distribute at least 90% of our net taxable income, excluding capital gains, each year. Dividends on any preferred stock issued by us are included as distributions for this purpose. Historically, our distributions have exceeded, and we expect that our distributions will continue to exceed, our net taxable income each year. A portion of such distributions may constitute a return of capital. As a result of the foregoing, our consolidated net worth may decline. We, however, do not believe that consolidated stockholders' equity is a meaningful reflection of net real estate values.

                       PURPOSE OF THE CONSENT SOLICITATION

         We are soliciting consents of the Registered Holders in an effort to adopt certain amendments to two debt covenants contained in the Indenture. We believe these amendments will (i) enhance our financial flexibility, (ii) enable us to more efficiently access debt capital, (iii) align our debt covenants with those of many other investment grade REITs and (iv) enable us to more effectively engage in our general corporate purposes, which may include the acquisition of neighborhood and community shopping centers, as suitable opportunities arise, the expansion and improvement of certain properties in our portfolio, the repayment or refinancing of indebtedness outstanding at that time, and other investments.

         Our business has evolved over the years in response to changing economic and industry conditions. We have capitalized on many of these opportunities and believe we are well-positioned to take advantage of further changes to come.

         The ownership of high-quality, well-located retail assets remains our core fundamental operating strategy. However, as our business has evolved, our portfolio of real estate 'assets' has similarly evolved and now includes significant investments in real estate joint ventures, developments and other assets which are not necessarily afforded appropriate credit under the definition of assets as proscribed by the current covenant package under the existing Indenture.

         The Proposed Amendments, if accepted, will not change our core operating or investment strategy. We currently do not have any intention to deviate from the core credit metrics within which the Company has historically operated. We remain committed to the current ratings and to protecting our corporate credit investing constituency.

DESCRIPTION OF THE PROPOSED AMENDMENTS

         The table below provides a summary description of the Proposed Amendments.


-----------------------------------------------------------       ------------------------------------------------------------
Existing Covenant                                                 Proposed Revised Covenant
-----------------------------------------------------------       ------------------------------------------------------------
o Under Section 1004(a) of the Indenture, the Company will        o Under Section 1004(a) of the Indenture, the Company will
not incur any Debt, if, immediately after giving effect to        not incur any Debt, if, immediately after giving effect to
the incurrence of such additional Debt, the aggregate             the incurrence of such additional Debt, the aggregate
principal amount of all outstanding Debt of the Company and       principal amount of all outstanding Debt of the Company and
its Subsidiaries on a consolidated basis determined in            its Subsidiaries on a consolidated basis determined in
accordance with GAAP is greater than 65% of the sum of (i)        accordance with GAAP is greater than 65% of Total Assets as
the Company's Undepreciated Real Estate Assets as of the end      of the end of the calendar quarter covered in the Company's
of the calendar quarter covered in the Company's Annual           Annual Report on Form 10-K or Quarterly Report on Form 10-Q,
Report on Form 10-K or Quarterly Report on Form 10-Q, as the      as the case may be, most recently filed with the Commission
case may be, most recently filed with the Commission (or, if      (or, if such filing is not permitted under the Securities
such filing is not permitted under the Securities Exchange        Exchange Act of 1934, with the Trustee) prior to the
Act of 1934, with the Trustee) prior to the incurrence of         incurrence of such additional Debt.
such additional Debt and (ii) the purchase price of any real
estate assets acquired by the Company or any Subsidiary             The following additional defined term will be included in
since the end of such calendar quarter, including those                                 Section 1004(a).
obtained in connection with the incurrence of such
additional Debt.                                                  "Total Assets," as defined in the Second Supplemental
                                                                  Indenture, means, as of any date, the sum of (i) the
                                                                  Company's Undepreciated Real Estate Assets and (ii) all
                                                                  other assets of the Company determined in accordance with
                                                                  GAAP (but excluding goodwill and amortized debt costs).
--------------------------------------------------------------------------------------------------------------------------------
o Under Section 1004(c) of the Indenture, the Company will        o Under Section 1004(c) of the Indenture, the Company will
not, incur any secured Debt if, immediately after giving          not incur any secured Debt if, immediately after giving
effect to the incurrence of such additional Debt,                 effect to the incurrence of such additional Debt,



the aggregate principal amount of all outstanding                 the aggregate principal amount of all outstanding Debt of
Debt of the Company and its Subsidiaries which is secured is      the Company and its Subsidiaries which is secured is greater
greater than 40% of the sum of (i) the Company's                  than 40% of Total Assets as of the end of the calendar
Undepreciated Real Estate Assets as of the end of the             quarter covered in the Company's Annual Report on Form 10-K
calendar quarter covered in the Company's Annual Report on        or Quarterly Report on Form 10-Q, as the case may be, most
Form 10-K or Quarterly Report on Form 10-Q, as the case may       recently filed with the Commission (or, if such filing is
be, most recently filed with the Commission (or, if such          not permitted under the Securities Exchange Act of 1934,
filing is not permitted under the Securities Exchange Act of      with the Trustee) prior to the incurrence of such additional
1934, with the Trustee) prior to the incurrence of such           Debt.
additional Debt and (ii) the purchase price of any real
estate assets acquired by the Company or any Subsidiary             The following additional defined term will be included in
since the end of such calendar quarter, including those                                 Section 1004(c).
obtained in connection with the incurrence of such
additional Debt.                                                  "Total Assets," as defined in the Second Supplemental
                                                                  Indenture, means, as of any date, the sum of (i) the
                                                                  Company's Undepreciated Real Estate Assets and (ii) all
                                                                  other assets of the Company determined in accordance with
                                                                  GAAP (but excluding goodwill and amortized debt costs).



         Exhibit A hereto sets forth the full text of the CURRENT provisions of the Indenture (summarized above) to be amended. Exhibit B hereto sets forth the full text of the provisions as PROPOSED TO BE AMENDED (if the Requisite Consents are obtained and the Proposed Amendments are adopted).

                            THE CONSENT SOLICITATION

GENERAL TERMS OF THE SOLICITATION

        The Proposed Amendments are being submitted as a single proposal. You may not consent only to some but not all of the Proposed Amendments. You may consent only to all of the Proposed Amendments or none of them. Partial or conditional Consents will not constitute valid Consents. If the Requisite Consents are not received by the Information and Tabulation Agent on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Third Supplemental Indenture will not be executed by us and the Trustee and the Proposed Amendments will not become operative.

        The Proposed Amendments will not become operative until after the satisfaction or waiver of the conditions to this consent solicitation. These conditions include receipt of the Requisite Consents and the satisfaction of the General Conditions described under the heading "Conditions of the Solicitation."

        We reserve the right to amend the terms and conditions of this consent solicitation at any time prior to the Expiration Date for any reason, including, but not limited to, extending and/or terminating the consent solicitation.

        If the Requisite Consents are received and the Proposed Amendments become operative, the Third Supplemental Indenture and the amendments to the Indenture effected thereby will be binding on all holders of Notes, including non-consenting Registered Holders and their transferees. All other provisions of the Indenture that are not amended by the Third Supplemental Indenture will remain in full force and effect. Regardless of the outcome of this consent solicitation, the Notes will continue to be outstanding and will continue to accrue interest as provided in the Notes and the Indenture.

         Only Registered Holders on the Record Date, or a subsequent holder who has obtained a valid proxy from the Registered Holder as of the Record Date, may submit a Consent. Each completed Consent should be delivered by hand, courier, mail (first class, postage prepaid) or facsimile (with the originally executed Consent to follow) to the Information and Tabulation Agent at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement. The Information and Tabulation Agent will deliver a copy of each Consent to us and the Trustee. YOU SHOULD NOT DELIVER YOUR NOTES TO US, THE SOLICITATION AGENT, THE INFORMATION AND TABULATION AGENT OR THE TRUSTEE AND YOU SHOULD NOT DELIVER A CONSENT TO ANY PERSON OTHER THAN THE INFORMATION AND TABULATION AGENT. DELIVERY OF A CONSENT TO ANY PERSON OTHER THAN THE INFORMATION AND TABULATION AGENT WILL NOT BE VALID DELIVERY OF A CONSENT.

         Giving a Consent will not affect a Registered Holder's right to sell or transfer Notes. All valid Consents received, and not revoked, before the Expiration Date will be effective even if there is a later transfer of the Notes to which such Consent relates.

         Enclosed with this Consent Solicitation Statement is the form of Consent to be executed and delivered by the Registered Holders of the Notes, along with instructions on how to complete and deliver such Consent.

CONSENT FEE

         We will pay each Registered Holder of the Notes whose Consents have been accepted in this Solicitation a Consent Fee equal to $1.25 for each $1,000 principal amount of Notes as to which a Consent has been delivered by such Registered Holder. The Consent Fee will be made promptly following the execution of the Third Supplemental Indenture. The Consents will expire if the Proposed Amendments do not become operative. Interest will not accrue on or be payable with respect to any Consent Fee.

REQUISITE CONSENT

         To become operative, the Proposed Amendments must be approved by the Registered Holders of at least a majority in aggregate principal amount of the Notes voting together as one class. Presently, $1,922,000,000 aggregate principal amount of Notes is outstanding. Accordingly, Consents from Registered Holders of more than $961,000,000 aggregate principal amount of Notes must be received by the Information and Tabulation Agent, and not revoked, on or prior to the Expiration Date. This Consent Solicitation Statement, the Consent and other related documents are being sent to all persons who are Registered Holders as of the close of business on the Record Date.

 PROCEDURE FOR CONSENTING

         A properly completed, executed and dated Consent must be delivered to the Information and Tabulation Agent at the address or facsimile number (followed by physical delivery of the originally executed Consent) set forth on the back cover of this Consent Solicitation Statement on or prior to the Expiration Date.

         Only Registered Holders of the Notes as of the Record Date or holders of a valid proxy from a Registered Holder may deliver a Consent. Any beneficial owner of Notes who is not the Registered Holder of such Notes must arrange with the Registered Holder, or holders of a valid proxy from the Registered Holder, to execute and deliver the applicable Consent on such beneficial owner's behalf.

         Consents executed by the Registered Holder should be executed exactly the same way as their name(s) appear(s) on the Notes. If Notes to which a Consent relates are held by two or more joint Registered Holders, all Registered Holders should sign the Consent. If a Consent is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Registered Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and should submit to the Information and Tabulation Agent, along with the Consent, appropriate evidence (satisfactory to us) of such person's authority to so act. If Notes are registered in different names, separate Consents must be executed by each Registered Holder.

CONSENT PROCEDURES FOR HOLDERS WHOSE NOTES ARE NOT HELD IN THEIR NAME

         Any person who wishes to deliver a Consent but whose Notes are held in the name of a brokerage firm, bank nominee or other institution must either:

o        obtain a valid proxy from that institution, or

o instruct that institution to execute the appropriate Consent on their behalf.

         We anticipate that DTC, as nominee holder of the Notes, will execute the DTC Omnibus Proxy which authorizes its participants to consent with respect to the Notes owned by the DTC participants and held in the name of Cede & Co. as specified on the DTC position listing as of the Record Date. In such case, all references to holders shall, unless otherwise specified, include the DTC participants. For purposes of book entry Notes, the DTC participant listed on the official DTC position listing as of the Record Date shall be entitled to execute the Consents as the Registered Holder thereof, pursuant to the DTC Omnibus Proxy.

CONSENT PROCEDURES FOR PURCHASERS OF NOTES AFTER THE RECORD DATE

        If a person purchases Notes after the Record Date and the Registered Holder of such Notes as of the Record Date previously consented (or thereafter consents) to the Proposed Amendments, such consent of the Registered Holder as of the Record Date, and not the subsequent holder, will be accepted by the Information and Tabulation Agent if it was (or is) validly submitted. However, if a person purchases Notes after the Record Date and the Registered Holder of such Notes as of the Record Date has not previously consented to the Proposed Amendments, the purchaser may obtain a valid proxy from the Registered Holder as of the Record Date and submit a Consent on or prior to the Expiration Date.

        All questions as to the validity, form, eligibility, receipt and revocation of any Consent will be resolved by us in our sole discretion, and our determination will be final and binding. We reserve the right to waive any defects or irregularities or conditions of delivery as to a particular Consent. Our interpretation of the terms and conditions of the Solicitation will be conclusive and binding.

EXPIRATION DATE, EXTENSIONS, TERMINATION AND AMENDMENT

        The term "Expiration Date" means 5:00 p.m., New York City time, on Wednesday, May 31, 2006, unless we, in our sole discretion, extend the period during which the Solicitation is open. In that event, the term "Expiration Date" will mean the latest time and date on which the Solicitation, as so extended, will expire. We reserve the right:

o to extend the Solicitation at any time or from time to time, until the Requisite Consents have been received;

o to terminate the Solicitation at any time prior to the Expiration Date, whether or not the Requisite Consents have been received; and

o to amend, at any time or from time to time, the terms of the Solicitation, including, without limitation, by revising the terms of the Proposed Amendments or by establishing a new Record Date.

Any extension of the Expiration Date will be effective if we give oral or written notice thereof to the Trustee no later than 9:00 a.m. (and, if such notice is given orally, followed by written notice to the Trustee and the Solicitation Agent (given by facsimile or otherwise) no later than 4:00 p.m.), New York City time, on the first Business Day (as defined in the Indenture) following any previously announced Expiration Date. Any termination or amendment of the Solicitation will be effective upon written notice thereof to the Trustee. Any extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the Registered Holders as of the Record Date. Such notice may provide that we are extending the Solicitation for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which the Requisite Consents are received. Failure of any Registered Holder to receive such notice will not affect the extension, termination or amendment of the Solicitation.

         If the Solicitation is amended in a manner determined by us to materially affect holders of the Notes prior to the Expiration Date, we will promptly disclose such amendment and may, if appropriate, extend the Solicitation for a period adequate to permit Registered Holders to properly deliver or revoke their Consents. Other than as set forth in this Consent Solicitation Statement, once delivered, Consents may not be revoked.

 CONDITIONS OF THE SOLICITATION

         Notwithstanding any other provision of this Consent Solicitation Statement, the effectiveness of the Proposed Amendments is conditioned upon:

o the receipt of the Requisite Consents and the execution of the Third Supplemental Indenture; and

o satisfaction of the General Conditions defined below.

         We may, in our reasonable discretion, waive any or all of these General Conditions. We may not, however, waive the condition with respect to the receipt of the Requisite Consents or the execution of the Third Supplemental Indenture.

         The "General Conditions" will be deemed to have been satisfied on the Expiration Date, unless, on or after the date hereof and prior to the Expiration Date, there shall have been instituted or threatened or be pending any action, suit or other proceeding or investigation by any governmental authority or agency or any other person that:

o questions the legality, validity, binding effect, enforceability or effectiveness of the Proposed Amendments or the entering into the Third Supplemental Indenture;

o seeks to have the Notes paid prior to maturity or which questions the accuracy or completeness of any of the statements made in or incorporated by reference into this Consent Solicitation Statement or in any of the other documents referred to herein; or

o if adversely determined, would make unlawful or invalid, would enjoin the implementation of, or would impose damages as a result of, any of the foregoing.

REVOCATION OF CONSENTS

         Each properly completed and duly executed Consent will be counted, notwithstanding any subsequent transfer of the Notes to which such Consent relates, unless such Consent has been validly revoked in accordance with the procedures described below. A Consent or revocation thereof delivered by a Registered Holder on or after the Record Date shall be deemed to supersede any earlier Consent or revocation relating to the same Notes.

         Prior to the Expiration Date, any Registered Holder may revoke any Consent given as to any or all of its Notes (in integral multiples of U.S. $1,000). A Registered Holder desiring to revoke a Consent must, prior to the Expiration Date, deliver to the Information and Tabulation Agent, by mail, hand delivery, overnight courier or facsimile (confirmed by receipt of physical delivery of the executed original), a written revocation of such Consent containing the name(s) and address(es) of such Registered Holder, the principal amount of Notes to which such revocation relates, the Registered Holder's DTC Participant Number, if any, and the guaranteed signature of such Registered Holder, if a signature guarantee was initially required for the Consent. Consents not properly or timely revoked will become irrevocable on the Expiration Date.

         A revocation must be executed by a Registered Holder exactly as the name of such Registered Holder appears on the Consent to which such revocation relates. If a revocation is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Registered Holder acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit to the Information and Tabulation Agent appropriate evidence (satisfactory to us) of such person's authority to so act, along with the revocation. A revocation shall be effective only as to the Notes identified in the revocation and only if such revocation complies with the provisions of this Consent Solicitation Statement.

         Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to revoke a Consent should contact such broker, dealer, commercial bank, trust company or other nominee promptly and instruct them to revoke such Consent.

         A REGISTERED HOLDER WHO HAS DELIVERED A REVOCATION MAY THEREAFTER DELIVER A NEW CONSENT BY FOLLOWING ONE OF THE PROCEDURES DESCRIBED ABOVE UNDER "THE CONSENT SOLICITATION-PROCEDURE FOR CONSENTING" AT ANY TIME PRIOR TO THE EXPIRATION DATE.

EXPENSES OF SOLICITATION

         We will bear the expenses of preparing, printing and mailing this Consent Solicitation Statement, including all exhibits, annexes, the form of Consent and other related documents to Registered Holders as of the Record Date. We will also bear all of our legal, accounting and other expenses. In addition to solicitation by use of the mail, Consents may be solicited by directors, officers, employees and agents of us in person or by telephone, telegram or other means of communication. These directors, officers, employees and agents will not be separately compensated for such solicitations but may be reimbursed for out-of-pocket expenses incurred by them in connection with this consent solicitation. Arrangements may also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding this Consent Solicitation Statement to the beneficial owners of the Notes held of record by those parties, and we may reimburse these entities for reasonable expenses incurred by them in connection with their participation.

         We have retained UBS Securities LLC ("UBS") as the Solicitation Agent for solicitation and advisory services in connection with this Solicitation. UBS will receive customary compensation from us for its services. UBS will also be reimbursed for reasonable out-of-pocket expenses it incurs, including the reasonable fees and expenses of its counsel, and will be indemnified by us against certain liabilities, including liabilities under federal securities laws, in either case incurred in connection with this Solicitation. UBS will solicit Consents from individuals, brokers, bank nominees and other institutional holders of the Notes.

         We have also retained Global Bondholder Services Corporation as Information and Tabulation Agent to assist us in connection with this Solicitation and we will pay the Information and Tabulation Agent compensation for such assistance. The Information and Tabulation Agent will also be indemnified by us against certain liabilities and expenses it incurs in connection with this Solicitation, including liabilities under the federal securities laws.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general summary of the material United States federal income tax consequences to holders of delivering a Consent to the Proposed Amendments and the implementation of the Proposed Amendments. The following summary is intended for general informational purposes only. The discussion is based upon provisions of the Code, the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion does not purport to address all aspects of United States federal income taxation that may be relevant to particular holders in light of their individual circumstances or certain types of holders subject to special treatment under the Code including, but not limited to, insurance companies, tax exempt organizations, financial institutions, dealers in securities or foreign currencies, persons holding the Notes as part of a hedging or constructive sale transaction, "straddle," conversion transaction, or other integrated transaction, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States. Nor does it discuss any aspect of state, local or foreign taxation or estate and gift tax considerations. Accordingly, holders who are considering delivering a Consent to the Proposed Amendments should consult their tax advisor regarding the particular United States federal, state, local and foreign income and other tax consequences applicable to them that would result from the adoption of the Proposed Amendments. This discussion assumes that the Notes are held as capital assets within the meaning of Section 1221 of the Code by the holder thereof. No ruling has been or will be requested from the Internal Revenue Service (the "IRS") regarding the tax consequences of the adoption of the Proposed Amendments.

         To comply with IRS Circular 230, holders are hereby notified that: (i) any discussion of United States federal tax issues contained or referred to in this Consent Solicitation Statement is not intended or written to be used, and cannot be used by you for the purpose of avoiding penalties that may be imposed on you under the Code; (ii) any such discussion is being used in connection with the solicitation of consents by the Company; and (iii) you should seek advice based on your particular circumstances from an independent tax advisor.

         THIS SUMMARY IS FOR GENERAL PURPOSES ONLY. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR BENEFICIAL OWNER OF NOTES. EACH HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF RECEIPT OF THE CONSENT FEE AND IMPLEMENTATION OF THE PROPOSED AMENDMENTS.

CONSEQUENCES OF THE CONSENT SOLICITATION

         Under general principles of United States federal income tax law, the modification of a debt instrument triggers a deemed exchange (upon which gain or loss is realized to holders) (a "Deemed Exchange") if the modification is significant. Under Treasury Regulations, a modification of a debt instrument is a "significant" modification, and therefore triggers a Deemed Exchange, if, based on all the facts and circumstances and taking into account certain modifications of the debt instrument collectively, the degree to which legal rights or obligations are altered is "economically significant." The Treasury Regulations further provide that a modification that adds, deletes or alters customary accounting or financial covenants is not a significant modification.

         We intend to take the position that, under the Treasury Regulations, adoption of the Proposed Amendments will not cause a significant modification of the terms of the Notes, and therefore, will not result in a Deemed Exchange of the Notes for United States federal income tax purposes. If such position is respected for United States federal income tax purposes, a holder will not realize any gain or loss for United States federal income tax purposes solely as a result of the adoption of the Proposed Amendments.

         The IRS could assert, however, that as a result of the modifications pursuant to the Proposed Amendments, a holder should be deemed to have exchanged its Notes for "new" Notes. If such a position were taken and sustained, then the tax consequences to the holders would depend upon, among other things, whether the Deemed Exchange were to qualify as a tax-free recapitalization for United States federal income tax purposes. If the Deemed Exchange does not qualify as a tax-free recapitalization, holders would recognize taxable gain or loss on the Deemed Exchange. Holders are urged to consult their own tax advisors as to the amount and character of any gain or loss that would be recognized in the case of a taxable Deemed Exchange, including the possibility of the "new" Notes being issued with original issue discount.

TREATMENT OF THE CONSENT FEE

         Due to the absence of authority directly on point, the tax consequences of a holder's receipt of the Consent Fee is unclear. Holders of the Notes should recognize ordinary income in the amount of the Consent Fee received for United States federal income tax purposes.

BACKUP WITHHOLDING

         Under current Treasury Regulations, in certain circumstances a holder may be subject to backup withholding with respect to the Consent Fee, unless such holder (i) is a corporation or is otherwise exempt and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies that it is not currently subject to backup withholding tax and otherwise complies with the applicable requirements of the backup withholding rules.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.

         You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call l-800-SEC-0330 for further information on the operations at the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         Copies of the Indenture are also available from us upon request. Requests for such copies should be directed to the Information and Tabulation Agent at the address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The documents listed below have been filed by us under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), with the SEC and are incorporated by reference in this Consent Solicitation Statement:

o Annual Report on Form 10-K for the year ended December 31, 2005;

o Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

o Current Reports on Form 8-K filed on January 12, 2006, February 3, 2006, February 13, 2006, March 10, 2006, March 30, 2006, April 25, 2006 and May 8,
2006; and

o Definitive proxy statement filed on April 12, 2006.

         We are also incorporating by reference into this Consent Solicitation Statement all documents that we have filed or will file with the SEC as prescribed by Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act since the date of this Consent Solicitation Statement and prior to the Expiration Date.

         This means that important information about us appears or will appear in these documents and will be regarded as appearing in this Consent Solicitation Statement. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this Consent Solicitation Statement.

         Copies of all documents which are incorporated by reference in this Consent Solicitation Statement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person to whom this Consent Solicitation Statement is delivered, upon written or oral request. Requests should be directed to our secretary, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 (telephone number: (516) 869-9000). You may also obtain copies of these filings, at no cost, by accessing our website at http://www.kimcorealty.com; however, the information found on our website is not considered part of this Consent Solicitation Statement.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS CONSENT SOLICITATION STATEMENT OR IN THE DOCUMENTS THAT WE FILE WITH THE SEC. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

                                    EXHIBIT A

                         PROVISIONS CURRENTLY IN EFFECT

THE FOLLOWING PROVISIONS OF THE INDENTURE, DATED AS OF SEPTEMBER 1, 1993 (AS AMENDED BY THE FIRST SUPPLEMENTAL INDENTURE, DATED AS OF AUGUST 4, 1994, AND THE SECOND SUPPLEMENTAL INDENTURE, DATED AS OF APRIL 7, 1995) (COLLECTIVELY, THE "INDENTURE"), BETWEEN US AND THE BANK OF NEW YORK, AS TRUSTEE, ARE CURRENTLY IN
EFFECT:

SECTION 1004. Limitations on Incurrence of Debt.
              ---------------------------------

(a) The Company will not, and will not permit any Subsidiary to, incur any Debt, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 65% of the sum of (i) the Company's Undepreciated Real Estate Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets acquired by the Company or any Subsidiary since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt.

                                      * * *

(c) In addition to the limitations set forth in subsections (a) and (b) of this
Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Company or any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company and its Subsidary is greater than 40% of the sum of
(i) the Company's Undepreciated Real Estate Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets acquired by the Company or any Subsidiary since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt.

The following defined terms are used in Section 1004 of the Indenture:

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "Debt" of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary,
(iii) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's Consolidated Balance Sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Company's Consolidated Balance Sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary).

         "GAAP" means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

         "Undepreciated Real Estate Assets" means as of any date the amount of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

         "Subsidiary" means a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                                    EXHIBIT B

      PROVISIONS THAT WOULD BECOME OPERATIVE IF THE PROPOSED AMENDMENTS ARE
          APPROVED AND THE THIRD SUPPLEMENTAL INDENTURE IS IMPLEMENTED

THE FOLLOWING PROVISIONS OF THE THIRD SUPPLEMENTAL INDENTURE TO THE INDENTURE BETWEEN US AND THE BANK OF NEW YORK, AS TRUSTEE, WILL BECOME OPERATIVE IF THE PROPOSED AMENDMENTS ARE APPROVED AND THE THIRD SUPPLEMENTAL INDENTURE IS
IMPLEMENTED:

SECTION 1004. Limitations on Incurrence of Debt.
              ---------------------------------

(a) The Company will not, and will not permit any Subsidiary to, incur any Debt, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 65% of Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt.

                                      * * *

(c) In addition to the limitations set forth in subsections (a) and (b) of this
Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Company or any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company or any Subsidiary is greater than 40% of Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Debt.


Section 1004, as amended, will include the following additional defined term:

         "Total Assets" means, as of any date, the sum of (i) the Company's Undepreciated Real Estate Assets and (ii) all other assets of the Company determined in accordance with GAAP (but excluding goodwill and amortized debt costs).

                THE SOLICITATION AGENT FOR THIS SOLICITATION IS:

                               UBS INVESTMENT BANK
                              677 WASHINGTON BLVD.
                               STAMFORD, CT 06901
                          (203) 719-4210 (CALL COLLECT)
                      (888) 722-9555 EXT. 4210 (TOLL FREE)
                        ATTN: LIABILITY MANAGEMENT GROUP

        Any questions concerning the terms of this Solicitation may be directed to the Solicitation Agent.


         THE INFORMATION AND TABULATION AGENT FOR THIS SOLICITATION IS:

                     GLOBAL BONDHOLDER SERVICES CORPORATION
                             65 BROADWAY, SUITE 723
                               NEW YORK, NY 10006
                          ATTENTION: CORPORATE ACTIONS
                          (212) 430-3774 (CALL COLLECT)
                                 (866) 470-3700

BY FACSIMILE TRANSMISSION:         BY HAND DELIVERY, MAIL OR OVERNIGHT COURIER:

       212-430-3775                      GLOBAL BONDHOLDER SERVICES CORPORATION
                                                         65 BROADWAY--SUITE 723
                                                             NEW YORK, NY 10006


                       THE TRUSTEE UNDER THE INDENTURE IS:

                              THE BANK OF NEW YORK

ALL CONSENTS AND REVOCATIONS OF CONSENTS SHOULD BE SENT TO THE INFORMATION AND TABULATION AGENT AT THE ADDRESS SPECIFIED ABOVE. REQUESTS FOR ASSISTANCE IN COMPLETING AND DELIVERING CONSENTS, OR FOR ADDITIONAL COPIES OF THE CONSENT OR THIS CONSENT SOLICITATION STATEMENT, SHOULD BE DIRECTED TO THE INFORMATION AND TABULATION AGENT. QUESTIONS CONCERNING THE TERMS OF THE SOLICITATION SHOULD BE DIRECTED TO THE SOLICITATION AGENT.